                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Xircom Announces Second-Quarter 2000 Results

Reports Revenues of $111.2 Million and Earnings of $.36 Per Share, Excluding Unusual Items and Acquisition-Related Costs

THOUSAND OAKS, Calif., April 17, 2000 -- Xircom, Inc. (Nasdaq: XIRC) today reported net sales for the second quarter of fiscal 2000 ended March 31, 2000, of $111.2 million, compared to $101.9 million for the same period last year.
Net income, excluding unusual items and acquisition-related costs, was $11.4 million, or $.36 per share, compared to $9.5 million, or $.37 per share, for the same period last year. Net sales for the first six months of 2000 totaled $235.4 million, compared to the $200.4 million reported for the same period last year, and net income, excluding unusual items and acquisition-related costs, was $26.7 million, or $.90 per share, compared to $17.1 million, or $.67 per share, for the same period last year.

          Including unusual items and acquisition-related costs, net income was $7.8 million, or $.25 per share, for the second quarter of 2000, and $20.6 million, or $.69 per share, for the first six months of 2000. Unusual items consist of a provision for customer insolvency of $4.2 million in the second quarter of 2000 related to the bankruptcy filings of MicroAge, Inc. in the United States and two European subsidiaries of CHS Electronics, Inc., and non-recurring transaction and transition charges of $2.9 million in the first quarter of 2000 from the acquisition of Entrega Technologies, Inc. Acquisition-related costs consist of ongoing amortization of goodwill and other acquisition-related intangibles from the purchase of the Rex(R) product line, which amounted to $0.6 million in the second quarter of 2000 and $1.2 million in the first six months of 2000.

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                           Xircom Announces Second-Quarter 2000 Results - Page 2


     "After a slow start to the quarter, in March we saw a significant increase in sell-through to our large enterprise customers and we won a number of high volume customer deals that should begin shipping during the June quarter," said Dirk Gates, Xircom chairman, president and chief executive officer. "We also continued our tradition of product innovation with two major product announcements during the quarter. RealPort2(TM) Integrated PC Cards combine our patented Integrated Connector System with the flexibility to mix-and-match technologies, while our new NetStation(TM) product is the first all-in-one conference room networking solution. In addition, we broadened our offerings for the growing population of handheld users with new CompactCard(TM) products and demonstrated a wireless SpringBoard(TM) expansion module for the new Handspring(TM) Visor(TM)."

About Xircom, Inc.

     For over a decade mobile professionals around the world have relied on Xircom for access to their information anytime, anywhere. Xircom designs and develops innovative solutions that connect mobile users worldwide to corporate networks, the Internet, Intranets and other online resources. Xircom sells and supports its products in over 100 countries through distributors, resellers, electronic channels and global OEM partnerships. Headquartered in Thousand Oaks, Calif., with regional headquarters in Belgium, Japan and Singapore, Xircom has 1,700 employees worldwide and trailing four-quarter revenue of $459 million. Please visit http://www.xircom.com for more information.
                    --------------
                                     # # #
For more information contact:

Kristi Cushing
Xircom Investor Relations
(805) 376-9300
kcushing@xircom.com
http://www.xircom.com

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                           Xircom Announces Second-Quarter 2000 Results - Page 3


Xircom is a registered trademark of Xircom, Inc. RealPort2 and NetStation are trademarks of Xircom. Other company or product names have been used for identification purposes only and may be trademarks of their respective companies.

Notice to Readers. This news release contains certain forward-looking statements based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the timing and success of new product introductions, and actual timing of customer deliveries. Other additional risks are described in the company's SEC reports on Form 10-Q for the quarters ended March 31, 2000 (to be filed subsequent to this release) and December 31, 1999, the company's report on Form 10-K for the fiscal year ended September 30, 1999, the company's reports on Form 8-K filed on March 24, 2000, January 19, 2000 and November 10, 1999, and the company's most recent registration statement on Form S-3 filed on December 22, 1999. Investor information may be found on Xircom's web site at www.xircom.com or on the SEC's EDGAR electronic filing database.

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                           Xircom Announces Second-Quarter 2000 Results - Page 4


                                  Xircom, Inc.
              Condensed Consolidated Income Statements (Unaudited)
                  (In thousands, except per share information)

                                              Three months ended                        Six months ended
                                                   March 31                                March 31
                                                2000             1999                  2000             1999
                                                ----             ----                  ----             ----

Net sales                                   $111,250         $101,872              $235,361         $200,370
Cost of sales                                 61,880           58,643               128,918          117,707
                                            --------         --------              --------         --------
Gross profit                                  49,370           43,229               106,443           82,663

Operating expenses:
    Research and development                   8,640            5,439                16,209           10,988
    Sales and marketing                       23,526           20,928                48,358           40,347
    General and administrative                 4,743            3,668                 9,135            7,008
    Provision for customer insolvency          4,150                -                 4,150                -
    Acquisition-related non-recurring
      charges                                      -                -                 2,865                -
    Amortization of goodwill and other
       acquisition-related intangibles           610                -                 1,218                -
                                            --------         --------              --------         --------
          Total operating expenses            41,669           30,035                81,935           58,343
                                            --------         --------              --------         --------

Operating income                               7,701           13,194                24,508           24,320
Other income, net                              2,749              478                 3,374              762
                                            --------         --------              --------         --------

Income before income taxes                    10,450           13,672                27,882           25,082
Income tax provision                           2,612            4,211                 7,319            8,012
                                            --------         --------              --------         --------

Net income                                  $  7,838         $  9,461              $ 20,563         $ 17,070
                                            ========         ========              ========         ========

Diluted earnings per share                  $    .25         $    .37              $    .69         $    .67
Diluted earnings per share, excluding
 provision for customer insolvency and
 acquisition-related charges and
 amortization                               $    .36         $    .37              $    .90         $    .67
Weighted average shares outstanding           31,654           25,823                29,780           25,548
-----------------------------------------------------------------------------------------------------------------
Net sales                                      100.0%           100.0%                100.0%           100.0%
Gross profit                                    44.4%            42.4%                 45.2%            41.3%
Research and development                         7.8%             5.3%                  6.9%             5.5%
Sales and marketing                             21.1%            20.5%                 20.5%            20.2%
General and administrative                       4.3%             3.6%                  3.9%             3.5%
Provision for customer insolvency and
 acquisition-related charges and
 amortization                                    4.3%               -                   3.5%               -
                                              --------         -------                -------          -------
                                                37.5%            29.4%                 34.8%            29.2%
Operating income                                 6.9%            13.0%                 10.4%            12.1%
Operating income, excluding provision
 for customer insolvency and
 acquisition-related charges and
 amortization                                   11.2%            13.0%                 13.9%
Income tax rate                                 25.0%            30.8%                 26.2%            31.9%
Net income                                       7.0%             9.3%                  8.7%             8.5%

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                           Xircom Announces Second-Quarter 2000 Results - Page 5


                                 Xircom, Inc.
                      Information Excluding Provision for
                  Customer Insolvency and Acquisition-Related
                     Charges and Amortization (Unaudited)
                 (In thousands, except per share information)

     The following supplemental information excludes the effect of provision for customer insolvency, acquisition-related non-recurring charges, and ongoing amortization of goodwill and other acquisition-related intangibles. This information is not prepared in accordance with generally accepted accounting principles.

                                                     Three months ended                  Six months ended
                                                          March 31                           March 31
                                                    2000             1999             2000             1999
                                                    ----             ----             ----             ----
Operations excluding provision for
 customer insolvency and
 acquisition-related charges and
 amortization:

 Operating expenses                              $36,909          $30,035          $73,702          $58,343

 Operating income                                $12,461          $13,194          $32,741          $24,320

 Net income                                      $11,408          $ 9,461          $26,669          $17,070

 Diluted earnings per share                      $   .36          $   .37          $   .90          $   .67
-----------------------------------------------------------------------------------------------------------
 Operating expenses                                 33.2%            29.4%            31.3%            29.2%

 Operating income                                   11.2%            13.0%            13.9%            12.1%

 Net income                                         10.3%             9.3%            11.3%             8.5%

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                           Xircom Announces Second-Quarter 2000 Results - Page 6


                                 Xircom, Inc.
                     Condensed Consolidated Balance Sheets
                                (In thousands)

                                                                 (Unaudited)
                                                               March 31, 2000           September 30, 1999
                                                               --------------           ------------------
Current assets:
     Cash and short term investments                              $350,261                   $135,630
     Accounts receivable                                            46,007                     38,012
     Income tax receivable                                           1,233                        300
     Inventories                                                    21,333                     23,563
     Deferred income taxes                                          15,195                     15,195
     Other current assets                                            7,843                      9,696
                                                                  --------                   --------
Total current assets                                               441,872                    222,396
Equipment and improvements, net                                     55,235                     40,536
Other assets                                                        12,596                     12,564
                                                                  --------                   --------
Total assets                                                      $509,703                   $275,496
                                                                  ========                   ========
Current liabilities:
     Notes payable                                                $      -                   $  9,138
     Accounts payable                                               18,613                     31,591
     Accrued liabilities                                            41,665                     42,235
     Accrued income taxes                                                -                      3,952
                                                                  --------                   --------
Total current liabilities                                           60,278                     86,916
Deferred income taxes                                               13,660                     13,660

Shareholders' equity:
     Common stock                                                       30                         24
     Paid-in capital                                               392,201                    151,925
     Retained earnings                                              43,534                     22,971
                                                                  --------                   --------
Total shareholders' equity                                         435,765                    174,920
                                                                  --------                   --------
Total liabilities and shareholders' equity                        $509,703                   $275,496
                                                                  ========                   ========



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